                                                                    EXHIBIT 99.1


NEWS RELEASE


Contact(s):   Media Inquiries:                      Visteon Corporation
              Greg Gardner                          Public Affairs
              313-755-0927                          5500 Auto Club Drive
              ggardne9@visteon.com                  Dearborn, MI  48126
                                                    Facsimile: 313-755-7983


              Investor Inquiries:
              Derek Fiebig
              313-755-3699
              dfiebig@visteon.com
                                                             [VISTEON LOGO]




VISTEON DECLARES THIRD QUARTER DIVIDEND

DEARBORN, Mich., July 10, 2002 -- The Board of Directors of Visteon Corporation (NYSE: VC) has declared a quarterly dividend of $0.06 per share on the company's common stock. The dividend is payable on September 3, 2002, to shareholders of record as of August 2, 2002. Visteon has paid a dividend each quarter since it became an independent, publicly traded company in June 2000.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 79,000 employees and a global delivery system of more than 180 technical, manufacturing, sales, and service facilities located in 25 countries.

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      Visteon news releases, photographs and product specification details are available at www.visteon.com










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